UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2020

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

(Former name and former address if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSSC	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, the Board of Directors of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), upon the recommendation of its Nominating Committee, appointed Robert Ungar to the Company’s Board of Directors and to the Audit Committee thereof. Mr. Ungar’s appointment fills a vacancy on the Board and Audit Committee resulting from the previously reported death of Arnold Blumenthal. Mr. Ungar was appointed to serve for a term ending at the Annual Meeting of Stockholders following the Company’s fiscal year ending June 30, 2020. Mr. Ungar has not engaged in any transaction with the Company that would be reportable pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

The appointment of Mr. Ungar, as an independent director and audit committee member, brings the Company back into compliance with the NASDAQ Listing Rule 5605. As previously reported, NASDAQ gave the Company until June 26, 2020 regain compliance with such Rule. On February 14, 2020, the Company received a letter from NASDAQ confirming that it was in compliance with NASDAQ Listing Rule 5605 by virtue of the appointment of Mr. Ungar to the audit committee.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
Exhibit 99.1	Letter from NASDAQ dated February 14, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date: February 18, 2020	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Senior Vice President and Chief Financial Officer